SIXTH AMENDMENT TO
                       CREDIT AGREEMENT

     This Sixth Amendment to Credit Agreement (this "Amendment"), dated as of December 21, 1999, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), the various banks and other lending institutions parties hereto (collectively, the "Lenders" and individually, a "Lender"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank") as Agent for the Lenders.


                      W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of August 4, 1998, as amended by the First Amendment dated September 30, 1998, as amended by the Second Amendment dated October 13, 1998, as amended by the Third Amendment dated December 3, 1998, as amended by the Fourth Amendment dated as of April 30, 1999, and as amended by the Fifth Amendment dated as of November 29, 1999 (the "Credit Agreement"); and

     WHEREAS, the Borrower has requested that the Lenders reduce the Revolving Credit Commitment from $125,000,000 to $100,000,000, reduce the 364-Day Line of Credit Commitment from $125,000,000 to $100,000,000, modify certain of the financial covenants, and make certain other changes to the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section  1.  Amendments.   The terms of the Credit
Agreement are hereby amended as follows:

          (a)  Amendments to Section 1.1.  Section 1.1 of the
Credit Agreement is amended by deleting therefrom the defined terms "Revolving Credit Commitment" and 364-Day Line of Credit
Commitment" and substituting the following therefor:

               "Revolving Credit Commitment" shall mean, at any time for any Lender, the amount set forth opposite such Lender's name on the signature pages to the Sixth Amendment to Credit Agreement under the heading "Revolving Credit Commitment", as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.3 of this Agreement, any assignment thereof pursuant to Section
     10.5 of this Agreement or any amendment thereof pursuant to Section 10.2 of this Agreement.

               "364-Day Line of Credit Commitment" shall mean, at any time for any Lender, the amount set forth opposite such Lender's name on the signature pages to the Sixth Amendment to Credit Agreement under the heading "364-Day Line of Credit Commitment", as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.3 of this Agreement, any assignment thereof pursuant to Section
     10.5 of this Agreement or any amendment thereof pursuant to Section 10.2 of this Agreement.

          (b) Amendment to Section 6.1(a). Section 6.1(a) of the Credit Agreement is amended by deleting it in its entirety and substituting the following therefor:

               "(a) As soon as practicable and in any event within 45 days after the end of each of the first eleven months of each fiscal year, (i) unaudited consolidated and consolidating and business segment statements of sales and margins of the Borrower and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and (ii) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month, setting forth, with respect to such consolidated statements of sales and margins and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year, and, as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (iii) unaudited consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter and (iv) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, setting forth, with respect to such consolidated statements of income and cash flow and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year all in reasonable detail and certified by the chief financial officer or Treasurer of the Borrower as having been prepared in accordance with GAAP;"

          (c) Amendment to Section 7.1(b). Section 7.1(b) of the Credit Agreement is amended by deleting it in its entirety and substituting the following therefor:

               "(b) Minimum Consolidated Tangible Net Worth. The Borrower's Consolidated Tangible Net Worth (less any gain or loss as a result of accumulated other comprehensive income, as defined by GAAP, or any amount shown as "unrealized gain on marketable equity securities" on the Borrower's financial statements delivered pursuant to Section 6.1) will at no time be less than $255,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during the period commencing with Borrower's third quarter, 2000 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, but excluding from such calculations of Reported Net Income for purposes of this clause any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative."

          (d) Amendment to Section 7.1(d). Section 7.1(d) of the Credit Agreement is amended by deleting it in its entirety and substituting the following therefor:

               "(d) Fixed Charge Coverage. The Borrower shall not permit the ratio of (a) EBIT plus Consolidated Lease Expense to (b) Consolidated Interest Expense plus Consolidated Lease Expense for each fiscal quarter set forth below, calculated (x) for the first three fiscal quarters of fiscal year 1999, quarterly for the fiscal quarter then ending, (y) for the last fiscal quarter of fiscal year 1999 and the first three fiscal quarters of fiscal year 2000, quarterly for the fiscal quarter then ending and the preceding three fiscal quarters, and (z) for the last fiscal quarter of fiscal year 2000 and thereafter, quarterly for the fiscal quarter then ending and the preceding seven fiscal quarters, to be less than the ratio set forth opposite the relevant fiscal quarter in the following table:

               Fiscal Quarter                    Ratio

               First Quarter, 1999                1.80

               Second Quarter, 1999                .50

               Third Quarter, 1999                 .75

               Fourth Quarter, 1999 through
                 Second Quarter, 2000             1.45

               Third Quarter, 2000                1.35

               Fourth Quarter, 2000 and
               thereafter                         1.75"

          (e) Amendment to Section 7.1(e). Section 7.1(e) of the Credit Agreement is amended by deleting it in its entirety and substituting the following therefor:

               "(e) Senior Debt Coverage. The Borrower shall not permit the ratio of (a) Consolidated Senior Debt to
     (b) EBITDA, for each fiscal quarter set forth below, calculated for the fiscal quarter then ending and the preceding three fiscal quarters, to be more than the ratio set forth opposite the relevant fiscal quarter in the following table:

               Fiscal Quarter                     Ratio

               First Quarter, 1999 through
                    Third Quarter, 1999           3.00

               Fourth Quarter, 1999 through
                    First Quarter, 2000           2.75

               Second Quarter, 2000 through
                    Fourth Quarter 2000           3.50

               First Quarter 2001 and
                    thereafter                    3.00


     provided that, for purposes of computing the ratio as of the end of the First Quarter, 1999, EBITDA shall be EBITDA for such quarter and for the preceding two quarters, plus $3,400,000."

          (f)  Amendment to Section 7.4.  Section 7.4 of the
Credit Agreement is amended by deleting therefrom subsections
(u) and (v) and substituting the following therefor:

               "(u) purchase the assets described in Section
7.3(i) hereof;

               (v)  the purchase of the SSC Securities; and

               (w)  make or permit to remain outstanding
investments in any money           market fund that invests
only in investments described in subsections (c), (d), (e),
(f), (g), or (h) of this Section 7.4."

          (g)  Amendment to Section 7.11.  Section 7.11 of the
Credit Agreement is amended by deleting it in its entirety and substituting the following therefor:

               "Section 7.11.   Capital Expenditures.  The
     Borrower and its Subsidiaries shall not, on a consolidated basis, directly or indirectly, make Capital Expenditures in the aggregate in fiscal year 1998 exceeding $84,000,000, in fiscal year 1999 exceeding $45,000,000, in fiscal year 2000 exceeding $75,000,000, in fiscal year 2001 exceeding $45,000,000 plus the amount (if any) by which the Borrower's Capital Expenditures were less than $75,000,000 in fiscal year 2000, in fiscal year 2002 exceeding $45,000,000 plus the amount (if any) by which the Borrower's Capital Expenditures in fiscal year 2001 were less than the amount available for Capital Expenditures in fiscal year 2001, and in any fiscal year thereafter exceeding $45,000,000 plus an amount up to $15,000,000 of any funds available but not expended in the previous fiscal year; provided that, the Borrower's permitted Capital Expenditures in fiscal year 1999 shall be reduced dollar for dollar by the amount that Borrower's Capital Expenditures in 1998 exceed $70,000,000."


     Section 2. Conditions Precedent. This Sixth Amendment and the obligations of the Lenders evidenced hereunder shall not be effective until the Administrative Agent shall have received a Certificate executed by the Chief Executive Officer or Chief Financial Officer of the Borrower stating that, to the best of his knowledge and based upon an examination sufficient to enable him to make an informed statement, (i) all of the representations and warranties made or deemed to be made under the Credit Agreement are materially true and correct as of the date of this Sixth Amendment to Credit Agreement, and (ii) no Default or Event of Default exists.

     Section 3.  Reference to and Effect on the Credit
Agreement and the Other Loan Documents.

     (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

     Section 4.  Miscellaneous.

     (a)  Section and Subsection Headings.   Section and
Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (b)  Governing Law.   This Amendment and the rights and
obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia.

     (c) Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower and the Required Lenders and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization or delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              GOLD KIST INC.
                              By: /s/ Stephen O. West
                              Name: Stephen O. West
                              Title: Chief Financial Officer
                                        and Treasurer







           [Signatures continued on following page]


                                 COOPERATIEVE CENTRALE
                                 RAIFFEISEN-
Revolving Credit Commitment:      BOERENLEENBANK B.A.,
$20,000,000                       "Rabobank Nederland",
364-Day Line of Credit Commitment NEW YORK BRANCH,
$20,000,000                       individually and as Agent


                                 By:/s/ Edward Peyser
                                 Name: Edward Peyser
                                 Title: Vice President

                                 By: /s/ Linda Walther
                                 Name: Linda Walther
                                 Title: Vice President



Revolving Credit Commitment:     SUNTRUST BANK, ATLANTA
$18,000,000
364-Day Line of Credit Commitment
$18,000,000
                                 By: /s/ Michel A. Odermatt
                                 Name: Michel A. Odermatt
                                 Title: Vice President

                                 By: /s/ Kim S. Martin
                                 Name: Kim S. Martin
                                 Title: Vice President


Revolving Credit Commitment:     WACHOVIA BANK, N.A.
$16,000,000
364-Day Line of Credit Commitment
$16,000,000
                                 By: /s/ Thomas L. Gleason
                                 Name: Thomas L. Gleason
                                 Title: Senior Vice President




           [Signatures continued on following page]


Revolving Credit Commitment:     COBANK, ACB
$16,000,000
364-Day Line of Credit Commitment
$16,000,000
                                 By: /s/ Casey Garten
                                 Name: Casey Garten
                                 Title: Vice President


Revolving Credit Commitment:     HARRIS TRUST AND SAVINGS BANK
$10,000,000
364-Day Line of Credit Commitment
$10,000,000                      By: /s/ John R. Carley
                                 Name: John R. Carley
                                 Title: Vice President



Revolving Credit Commitment:     U.S. BANCORP AG CREDIT, INC.
$10,000,000
364-Day Line of Credit Commitment
$10,000,000                      By: /s/ Scott Trauth
                                 Name: Scott Trauth
                                 Title: President

                                 By:
                                 Name:
                                 Title:


Revolving Credit Commitment:     DG BANK DEUTSCHE
$10,000,000                      GENOSSENCHAFTSBANK AG,
364-Day Line of Credit Commitment  CAYMAN ISLANDS BRANCH
$10,000,000

                                 By: /s/ Kurt A. Morris
                                 Name: Kurt A. Morris
                                 Title: Vice President

                                 By: /s/ Eric K. Zimmerman
                                 Name: Eric K. Zimmerman
                                 Title: Asst. Vice President


                  [Final page of signatures]